UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN CONSENT STATEMENT

SCHEDULE 14A INFORMATION

Consent Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☒	Preliminary Consent Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Consent Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

MEI PHARMA, INC.
(Name of Registrant as Specified In Its Charter)

CABLE CAR CAPITAL LLC FUNICULAR FUNDS, LP JACOB MA-WEAVER ANSON ADVISORS INC. ANSON FUNDS MANAGEMENT LP ANSON MANAGEMENT GP LLC BRUCE R. WINSON AMIN NATHOO MOEZ KASSAM
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY COPY SUBJECT TO COMPLETION

DATED JULY 17, 2023

CABLE CAR CAPITAL LLC AND ANSON ADVISORS INC.

[______], 2023

Fellow MEI Pharma Stockholders:

Cable Car Capital LLC, Anson Advisors Inc. and the other participants named herein (collectively, the “Participating Stockholders,” “we,” “our” or “us”) beneficially own in the aggregate 988,928 shares of common stock, $0.00000002 par value per share (the “Common Stock”), of MEI Pharma, Inc., a Delaware corporation (“MEI Pharma” or the “Company”), representing approximately 14.8% of the outstanding shares of Common Stock. For the reasons set forth in the attached Consent Statement, we believe significant changes to the composition of the Board of Directors of the Company (the “Board”) are necessary to address the continued destruction of stockholder value at MEI Pharma and to ensure that the Company is being run in a manner consistent with your best interest.

We are therefore seeking to take the first step in reconstituting the Board by removing Charles V. Baltic III, Frederick W. Driscoll, Nick Glover, Daniel P. Gold, Tamar Howson, Sujay Kango, Thomas C. Reynolds and David M. Urso, representing the entire Board, as directors. We believe MEI Pharma stockholders deserve a Board that will truly look out for stockholders’ best interest and ensure management accountability. We therefore feel compelled, on behalf of all stockholders, to take action to provide for a better future for all MEI Pharma stakeholders and to restore the confidence in the Board that stockholders deserve. Accordingly, we urge you to join us in seeking to remove all current directors of MEI Pharma, Charles V. Baltic III, Frederick W. Driscoll, Nick Glover, Daniel P. Gold, Tamar Howson, Sujay Kango, Thomas C. Reynolds and David M. Urso.

We believe the Board needs to be held accountable for its poor judgment and value-destructive initiatives. In our view, the current Board has not operated with stockholders’ best interest in mind. The stockholders of MEI Pharma deserve a well-functioning Board that understands its role as a steward of stockholder resources. We are launching this consent solicitation because we believe that stockholders must act now to prevent the further destruction of value.

We urge you to carefully consider the information contained in the attached Consent Statement and then support our efforts by signing, dating and returning the enclosed WHITE consent card today. The attached Consent Statement and the enclosed WHITE consent card are first being furnished to the stockholders on or about [_____], 2023. We urge you not to sign any revocation of consent card that may be sent to you by MEI Pharma. If you have done so, you may revoke that revocation of consent by delivering a later dated WHITE consent card to the Participating Stockholders, in care of InvestorCom LLC, which is assisting us, at the address listed on the following page, or to the principal executive offices of MEI Pharma.

Thank you for your support,

/s/ Jacob Ma-Weaver	/s/ Moez Kassam
Jacob Ma-Weaver	Moez Kassam
Cable Car Capital LLC	Anson Advisors Inc.

If you have any questions, require assistance in voting your WHITE consent card,

or need additional copies of the Participating Stockholders’ proxy materials,

please contact InvestorCom at the phone numbers listed below.

19 Old Kings Highway S.

Suite 130

Darien, CT 06820

MEIP@investor-com.com

Stockholders call toll free at (877) 972-0090

Banks and Brokers may call collect at (203) 972-9300

PRELIMINARY COPY SUBJECT TO COMPLETION

DATED JULY 17, 2023

MEI PHARMA, INC.
_________________________

CONSENT STATEMENT
OF

CABLE CAR CAPITAL LLC

AND

ANSON ADVISORS INC.

_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE CONSENT CARD TODAY

This Consent Statement and the accompanying WHITE consent card are being furnished to you as a stockholder of MEI Pharma, Inc., a Delaware corporation (“MEI Pharma” or the “Company”), by Cable Car Capital LLC (“Cable Car Capital” and, together with its affiliates, “Cable Car”), Anson Advisors Inc. (“Anson Advisors” and, together with its affiliates, “Anson”) and the other participants named herein (collectively, “Participating Stockholders,” “we,” “our” or “us”), in connection with our solicitation of written consents to remove all eight (8) directors, Charles V. Baltic III, Frederick W. Driscoll, Nick Glover, Daniel P. Gold, Tamar Howson, Sujay Kango, Thomas C. Reynolds and David M. Urso, currently serving on the Board of Directors of the Company (the “Board”).

As significant stockholders of the Company, with aggregate ownership of 988,928 shares of the Company’s common stock, par value $0.00000002 per share (the “Common Stock”), constituting approximately 14.8% of the outstanding shares, we believe that the Board must be reconstituted to ensure that the best interest of stockholders, the true owners of MEI Pharma, are appropriately represented in the boardroom.

A solicitation of written consents is a process that allows a company’s stockholders to act by submitting written consents to any proposed stockholder action in lieu of voting in person or by proxy at an annual or special meeting of stockholders. We are soliciting written consents from the holders of shares of the Common Stock to take the following actions (each, as more fully described in this Consent Statement, a “Proposal” and together, the “Proposals”), without a stockholders’ meeting, as authorized by the Delaware General Corporation Law (“DGCL”):

Proposal 1 – Repeal any provision of the Fifth Amended and Restated By-Laws of the Company (the “Bylaws”), including any amendments thereto, in effect at the time this Proposal becomes effective, which was not included in the Bylaws that were in effect as of February 22, 2023 and were filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2023 (the “Bylaw Restoration Proposal”) to restore the Bylaws to their current form if the Board attempts to amend them in any manner prior to the completion of this consent solicitation; and

Proposal 2 – Remove without cause all members of the Board: Charles V. Baltic III, Frederick W. Driscoll, Nick Glover, Daniel P. Gold, Tamar Howson, Sujay Kango, Thomas C. Reynolds and David M. Urso and, in addition, any person nominated, elected or appointed to the Board to fill any vacancy on the Board or any newly-created directorships on or after July 17, 2023 and prior to the time that any of the actions proposed to be taken by this consent solicitation become effective (the “Removal Proposal”).

This Consent Statement and the enclosed WHITE consent card are first being sent or given to the stockholders of MEI Pharma on or about [_________ __], 2023.

We are soliciting your consent in favor of the adoption of the Removal Proposal because we believe MEI Pharma stockholders deserve better than the Board whose conduct evinces a fundamental misunderstanding of its role as steward of stockholder resources. In addition, we are also soliciting your consent in favor of the adoption of the Bylaw Restoration Proposal to ensure that the incumbent Board does not limit the effect of your consent to the removal of the incumbent members of the Board through changes to the Bylaws not filed with the SEC on or before February 23, 2023, the last date that amendments to the Bylaws were filed with the SEC.

The effectiveness of each of the Proposals requires the affirmative consent of the holders of a majority of the shares of stock outstanding and entitled to vote as of the close of business on the Record Date (as defined below). Under Article III, Section 12 of the Bylaws, any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors, which the Company confirmed in its Registration Statement on Form S-4 (the “S-4 Registration Statement”) filed with the SEC on April 28, 2023 and in its amendment No. 1 to the S-4 Registration Statement filed with the SEC on June 5, 2023. Accordingly, we believe each Proposal will be effective without further action when we deliver to MEI Pharma such requisite number of consents.

The Participating Stockholders delivered on July 17, 2023, a written request to the Secretary of the Company for the Board to fix a record date in accordance with the Bylaws for determining stockholders entitled to give their written consent to the Proposals. The Company has set [_________ __], 2023 as the record date for purposes of determining stockholders entitled to give their written consent to the Proposals (the “Record Date”). According to the Company, as of the Record Date, there were [________] shares of Common Stock outstanding, each of which is entitled to one consent on each of the Proposals.

In addition, the Proposals will not be effective unless the delivery of the written consents complies with Section 228(c) of the DGCL. For the Proposals to be effective, properly completed and unrevoked written consents must be delivered to MEI Pharma within 60 days of the earliest dated written consent delivered to MEI Pharma. We intend to set [_________ __], 2023 as the goal for the submission of written consents.

WE URGE YOU TO ACT TODAY TO ENSURE THAT YOUR CONSENT WILL COUNT.

The Participating Stockholders reserve the right to submit consents to MEI Pharma at any time within 60 days of the earliest dated written consent delivered to MEI Pharma. See “Consent Procedures” for additional information regarding such procedures.

As of the date hereof, the Participating Stockholders collectively owned an aggregate of 988,928 shares of Common Stock, representing approximately 14.8% of the outstanding shares of Common Stock. The Participating Stockholders intend to consent in favor of the Proposals with respect to all of such shares of Common Stock.

As of the Record Date, there were [________] shares of Common Stock outstanding, as reported in the [________], filed with the SEC on [_______ __], 2023. The mailing address of the principal executive offices of MEI Pharma is 11455 El Camino Real, Suite 250, San Diego, California 92130.

The failure to sign and return a consent will have the same effect as voting against the Proposals. Please note that in addition to signing the enclosed WHITE consent card, you must also date it to ensure its validity.

THIS CONSENT SOLICITATION IS BEING MADE BY THE PARTICIPATING STOCKHOLDERS AND NOT BY OR ON BEHALF OF THE COMPANY. THE PARTICIPATING STOCKHOLDERS URGE YOU TO SIGN, DATE AND RETURN THE WHITE CONSENT CARD IN FAVOR OF THE PROPOSALS DESCRIBED HEREIN.

Important Notice Regarding the Availability of Consent Materials for this consent solicitation

This Consent Statement is available at [___________]

IMPORTANT

PLEASE READ THIS CAREFULLY

If your shares of Common Stock are registered in your own name, please submit your consent to us today by signing, dating and returning the enclosed WHITE consent card in the Postage-paid envelope provided.

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only they can exercise your right to consent with respect to your shares of Common Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to consent to the Proposals to your bank, broker firm, dealer, trust company or other nominee. Please follow the instructions to consent provided on the enclosed WHITE consent card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed WHITE consent card. The Participating Stockholders urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to the Participating Stockholders, c/o InvestorCom LLC (“InvestorCom”) so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Execution and delivery of a consent by a holder of shares of Common Stock will be presumed to be a consent with respect to all shares held by such holder unless the consent specifies otherwise.

Only holders of voting securities of the Company as of the close of business on the Record Date will be entitled to consent to the Proposals. If you are a stockholder as of the close of business on the Record Date, you will retain your right to consent even if you sell your shares of Common Stock after the Record Date.

IF YOU TAKE NO ACTION, YOU WILL IN EFFECT BE REJECTING THE PROPOSALS. ABSTENTIONS, FAILURES TO CONSENT AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT.

If you have any questions, require assistance in voting your WHITE consent card,

or need additional copies of the Participating Stockholders’ proxy materials,

please contact InvestorCom at the phone numbers listed below.

19 Old Kings Highway S.

Suite 130

Darien, CT 06820

MEIP@investor-com.com

Stockholders call toll free at (877) 972-0090

Banks and Brokers may call collect at (203) 972-9300

BACKGROUND TO THE SOLICITATION

The following is a chronology of our involvement at MEI Pharma to date and the material events leading up to this consent solicitation:

•	In November 2021, Anson acquired shares of MEI Pharma after diligence suggested the Company had a clear pathway to regulatory approval of certain of its novel cancer therapies, including zandelisib, a phosphatidylinositol-3-kinase (“PI3K”) inhibitor.
•	In December 2021, Anson remained optimistic and committed to MEI Pharma’s potential, as evidenced by its investment in MEI Pharma’s public offering of 17,500,000 shares of Common Stock. According to the Company’s prospectus supplement on Form 424B5 filed with the SEC on December 2, 2021, the intended use of proceeds from the offering included “[preparing] for and [supporting] the commercial launch of zandelisib.” MEI Pharma had received orphan drug designation for zandelisib for the treatment of follicular lymphoma in November 2021 and had received fast track designation in March 2020.
•	In March 2022, MEI Pharma updated the market on the results of a recent meeting with the United States Food and Drug Administration (the “FDA”). The FDA informed MEI Pharma that data from the single arm Phase 2 TIDAL study was not sufficient for accelerated approval of zandelisib. The FDA informed MEI Pharma that safety and efficacy data from a randomized trial was now needed to adequately assess PI3K inhibitor drug candidates, including zandelisib. MEI Pharma’s share price dropped more than 70% on this news. MEI Pharma’s press release on the regulatory update stated that the FDA “emphasized that the companies continue efforts with the ongoing randomized Phase 3 COASTAL study as planned.” Consequently, Anson still believed in the Company’s path forward and continued to buy shares even as MEI Pharma’s valuation fell below its liquid assets.
•	In July 2022, Anson had conversations with certain members of MEI Pharma’s management team to understand MEI Pharma’s business prospects and to get a general update on operations.
•	In December 2022, MEI Pharma issued a press release disclosing the Company’s discontinuation of zandelisib development outside of Japan following guidance received from the FDA in late November. The share price dropped more than 30% upon the public disclosure of the news and widened the Company’s valuation discount to its liquid assets.
•	On February 14, 2023, Anson filed an initial Schedule 13G, disclosing beneficial ownership of approximately 8.0% of the outstanding shares of Common Stock.
•	On February 23, 2023, MEI Pharma and Infinity Pharmaceuticals, Inc. (“Infinity”) announced that MEI Pharma, Infinity and Meadow Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of MEI Pharma (“Merger Sub”), had entered into an Agreement and Plan of Merger (the “Merger Agreement”) on February 22, 2023. Pursuant to the Merger Agreement, Merger Sub will merge with and into Infinity, with Infinity being the surviving entity as a wholly-owned subsidiary of MEI Pharma (the “Merger”).
•	In February and March 2023, as part of Anson’s due diligence on the proposed transaction, Anson spoke with members of MEI Pharma’s management shortly after the announcement of the Merger to better understand the Company’s rationale for the transaction.
•	In March 2023, Cable Car began investing in MEI Pharma based on its belief that the shares of Common Stock were undervalued and represented an attractive investment opportunity.
•	On March 2, 2023, Anson communicated to the Company’s management that it was unlikely Anson would be able to vote in favor of the Merger in its current form.

•	In April 2023, Anson again spoke to MEI Pharma’s management at their request. Despite MEI Pharma’s management’s effort to change Anson’s mind with respect to its support of the pending Merger, Anson reiterated its position that it would be unable to support the Merger in its current form.
•	On May 19, 2023, Cable Car and Anson entered into a Group Agreement (the “Group Agreement”), pursuant to which they agreed, among other things, to form the group for the purpose of working together to enhance stockholder value at the Company.
•	On May 23, 2023, Anson and Cable Car delivered a letter to the Chair of the Board conveying their proposal (the “Acquisition Proposal”) to acquire all outstanding shares of Common Stock not already held by their respective funds for cash consideration of not less than $8.00 per share, plus a contingent value right representing the right to receive 80% of the net proceeds from any license or disposition of MEI Pharma’s clinical assets.
•	On May 30, 2023, Anson and Cable Car filed an initial Schedule 13D, disclosing a combined beneficial ownership of approximately 14.8% of the outstanding shares of Common Stock.
•	On June 1, 2023, MEI Pharma issued a press release announcing that the Board summarily rejected the Acquisition Proposal.
•	Also on June 1, 2023, Anson and Cable Car issued a statement regarding MEI Pharma’s outright rejection of the Acquisition Proposal and refusal to even engage in discussions with Anson and Cable Car.
•	On June 27, 2023, Anson and Cable Car issued a statement regarding the proposed Merger between Infinity and MEI Pharma, emphasizing their belief that the transaction was misguided and not in the best interest of stockholders and that they voted against the proposed combination. They also expressed their belief that the Board failed to adequately consider the Acquisition Proposal and reiterated their willingness to engage constructively with Company on the terms of the Acquisition Proposal.
•	On July 17, 2023, we delivered to the Secretary of the Company written notice to request that the Board fix a record date in accordance with the Bylaws for determining stockholders entitled to give their written consent to the Proposals.
•	Also on July 17, 2023, Anson and Cable Car filed this preliminary consent statement with the SEC.

QUESTIONS AND ANSWERS ABOUT THIS CONSENT SOLICITATION

The following are some of the questions you, as a stockholder, may have and answers to those questions. The following is not meant to be a substitute for the information contained in the remainder of this Consent Statement, and the information contained below is qualified by the more detailed descriptions and explanations contained elsewhere in this Consent Statement. We urge you to carefully read this entire Consent Statement prior to making any decision on whether to grant any consent hereunder.

WHO IS MAKING THE SOLICITATION?

The Participating Stockholders are making this solicitation. See “Additional Participant Information” for additional information regarding the Participants (as defined below) in this consent solicitation.

WHAT ARE THE PROPOSALS FOR WHICH CONSENTS ARE BEING SOLICITED?

We are asking you to consent to the Bylaw Restoration Proposal and the Removal Proposal, each of which is more fully described below. The Participating Stockholders are asking you to consent to the Proposals in order to take the first step in reconstituting the Board through the removal of all of MEI Pharma’s current directors.

WHY ARE WE SOLICITING YOUR CONSENT?

We are soliciting your consent because we believe significant changes to the composition of the Board are necessary to ensure that management is held accountable for the significant share price underperformance and value destructive initiatives at MEI Pharma, and to provide critical oversight of the Company’s strategy and management. We believe this consent solicitation is the best option we have available as stockholders to reject the status quo and salvage what is left of the Company. We believe that removing all current directors will give stockholders the best chance of making sensible decisions with respect to stockholder capital. In our view, MEI Pharma stockholders can no longer afford to trust that the current Board will look after their best interest.

If less than all of the directors are removed, we note that the remaining directors will have the ability to fill the vacancies created by the removed directors. Accordingly, it is not guaranteed that removing directors will result in a meaningful reconstitution of the Board. However, if a majority or more of the Board is removed, we would expect the remaining directors to work expeditiously with us to reconstitute the Board and we have identified highly qualified, independent candidates who we believe would be able to serve the best interest of all stockholders in maximizing value at MEI Pharma. Further, should we successfully remove a majority or more of the current directors, we intend to explore all potential pathways to exercise our rights as stockholders to appoint or elect new directors, including under Section 223 of the DGCL.

WHO IS ELIGIBLE TO GRANT WRITTEN CONSENTS IN FAVOR OF THE PROPOSALS?

Stockholders of voting securities at the close of business on the Record Date have the right to consent to the Proposals. The Company has set [______ __], 2023 as the Record Date. The Company has not yet disclosed the number of shares of Common Stock outstanding as of the Record Date, each of which is entitled to one consent on the Proposals. Stockholders of voting securities at the close of business on the Record Date have the right to consent to the Proposals.

WHEN IS THE DEADLINE FOR SUBMITTING CONSENTS?

We urge you to submit your consent as soon as possible. In order for the Proposals to be adopted, the Company must receive written unrevoked consents signed by a sufficient number of stockholders to adopt the Proposals within 60 calendar days of the date of the earliest dated consent delivered to the Company. Nevertheless, we intend to set [______ __], 2023 as the goal for submission of written consents. Effectively, this means that you have until [_____ ___], 2023 to consent to the Proposals.

WE URGE YOU TO ACT AS SOON AS POSSIBLE TO ENSURE THAT YOUR CONSENT WILL COUNT.

HOW MANY CONSENTS MUST BE RECEIVED IN ORDER TO ADOPT THE PROPOSALS?

The Proposals will be adopted and become effective when properly completed, unrevoked consents are signed by the holders of a majority of the outstanding voting securities as of the close of business on the Record Date, provided that such consents are delivered to the Company within 60 calendar days of the date of the earliest dated consent delivered to the Company.

According to the Company, as of the Record Date, there were [________] shares of Common Stock outstanding, each of which is entitled to one consent on the Proposals. This means that the consent of the holders of at least [________] shares of Common Stock would be necessary to effect the Proposals. As of the date hereof, the Participating Stockholders collectively owned in the aggregate 988,928 shares of Common Stock, representing approximately 14.8% of the outstanding shares of Common Stock.

WHAT SHOULD YOU DO TO SUPPORT OUR PROPOSALS?

If your shares of Common Stock are registered in your own name, please submit your consent to us by signing, dating and returning the enclosed WHITE consent card in the Postage-paid envelope provided.

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only they can exercise your right to consent with respect to your shares of Common Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to consent to the Proposals to your bank, broker firm, dealer, trust company or other nominee. Please follow the instructions to consent provided on the enclosed WHITE consent card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed WHITE consent card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to the Participating Stockholders, c/o InvestorCom so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

WHOM SHOULD YOU CALL IF YOU HAVE QUESTIONS ABOUT THE SOLICITATION?

Please call our solicitor InvestorCom toll-free at: (877) 972-0090 (Stockholders). Banks and brokers call collect at: (203) 972-9300.

If you have any questions, require assistance in voting your WHITE consent card,

or need additional copies of the Participating Stockholders’ proxy materials,

please contact InvestorCom at the phone numbers listed below.

19 Old Kings Highway S.

Suite 130

Darien, CT 06820

MEIP@investor-com.com

Stockholders call toll free at (877) 972-0090

Banks and Brokers may call collect at (203) 972-9300

REASONS FOR OUR SOLICITATION

WE BELIEVE THE TIME FOR SUBSTANTIAL CHANGE IS NOW

We are seeking the removal without cause of the entire Board for a single, straightforward reason: we have lost confidence in the Board’s ability to maximize stockholder value.

The Board has Exhibited a Track Record of Poor Judgment and is Pursuing Value-Destructive Initiatives

We believe that management and the Board have exhibited a serious lack of prudent judgment, are pursuing value destructive initiatives, and are disregarding stockholders’ interests. Accordingly, in order to protect the Company and stockholders from the continued destruction of value, we believe complete Board change is necessary.

Following the unfortunate failure of zandelisib and a long review of strategic alternatives, which included the possibility of what could have been a much higher and earlier liquidating distribution of the Company’s cash than will now be possible, the Board faced what we believe should have been an easy choice: (a) return capital to the Company’s stockholders, many of whom have extensive biotech portfolios and experience evaluating other opportunities in the sector, or (b) paternalistically propose a speculative acquisition of a failing, publicly traded asset in which its stockholders were perfectly capable of investing, had they so desired, at a lower price. The Board chose to pursue the speculative Merger, which we believe is clearly not in the best interest of stockholders. The Company's decision to postpone the special meeting to allow for additional time to solicit support suggests that our fellow stockholders share our beliefs.

We note that as stewards of the Company, the Board and management have failed to successfully commercialize zandelisib, so we are deeply concerned by their decision to pursue a transaction that could result in Infinity stockholders owning approximately 42% of the Company and commit the Company to further clinical trial expense that its stockholders had not expected, despite extensive evidence that Infinity is undercapitalized and failed to garner any interest from more than 80 parties contacted in the strategic review process. Consequently, we question the Board’s rationale to merge with a near-bankrupt entity while its own stock was trading well below net asset value.

We further believe that the Board’s conduct evinces a fundamental misunderstanding of its role as steward of stockholder resources. Stockholders predominantly invested with the intention of funding the development of zandelisib; they did not write a blank check giving the Board carte blanche.

In general, we believe that boards of companies trading at significant discounts to cash owe a fiduciary duty to their stockholders to heed the market and return capital (although we acknowledge that there are limited circumstances where significant corporate synergies and/or the potential to bring an exceptional private asset to the public markets may allow for the potential of a value-creating reverse merger).

We made the Acquisition Proposal in order to provide our fellow stockholders with the certainty and immediacy of the return of capital that they otherwise should have expected from the Board. Despite our clear indication that there was potential to improve the terms of our offer once we had access to non-public information regarding the Company’s current resources, the Board failed to so much as engage in discussions with us (which, we note, would have been within its rights to do under the Merger Agreement). Irrespective of whether a conversation ultimately resulted in a negotiated transaction, the complete failure to engage further suggests the Board’s judgment is compromised and its priorities are misaligned with those of the stockholders, the true owners of the Company.

A Better Path Forward

In light of the issues we have summarized herein and our unsuccessful attempts at engaging constructively with the Board, we are seeking your consent to remove the entire Board so that it may be reconstituted with directors who will prioritize the best interest of stockholders and work tirelessly to effect a strategy that includes the return of capital to stockholders.

If less than all of the directors are removed, we note that the remaining directors will have the ability to fill the vacancies created by the removed directors. Accordingly, it is not guaranteed that removing directors will result in a meaningful reconstitution of the Board. However, if a majority or more of the Board is removed, we would expect the remaining directors to work expeditiously with us to reconstitute the Board, and we have identified highly qualified, independent candidates who we believe would be able to serve the best interest of all stockholders in maximizing value at MEI Pharma. Further, should we successfully remove a majority or more of the current directors, we intend to explore all potential pathways to exercise our rights as stockholders to appoint or elect new directors, including under Section 223 of the DGCL.

PROPOSAL 1 – THE BYLAW RESTORATION PROPOSAL

We are asking you to consent to the adoption of the Bylaw Restoration Proposal to ensure that the incumbent Board does not limit the effect of your consent to remove all of the current directors (and any other directors appointed by the Board during this consent solicitation) through changes to the Bylaws not filed with the SEC on or before February 23, 2023, which have the effect of limiting existing stockholders’ rights and abilities to take action in their capacity as stockholders of MEI Pharma. The following is the text of the Bylaw Restoration Proposal:

“RESOLVED, that any provision of the Bylaws of MEI Pharma, Inc. as of the effectiveness of this resolution that was not included in the Fifth Amended and Restated By-Laws filed with the Securities and Exchange Commission on February 23, 2023, be and are hereby repealed.”

The purpose of the Bylaw Restoration Proposal is to ensure that the Bylaws of the Company remain as they are in their current, publicly available form up until the completion of this consent solicitation and to restore the Bylaws to their current form if the Board attempts to amend them in any manner prior to the completion of this consent solicitation. If the Board does not effect any changes to the version of the Bylaws publicly available in filings by MEI Pharma with the SEC on or before February 23, 2023, the Bylaw Restoration Proposal will have no further effect. However, if the incumbent Board has made changes since that time, such as amending the provision in the Bylaws to change the procedure by which a record date is set in connection with a consent solicitation, the Bylaw Restoration Proposal, if adopted, will restore the Bylaws to the version that was publicly available in filings by MEI Pharma with the SEC on February 23, 2023, without considering the nature of any changes the incumbent Board may have adopted. As a result, the Bylaw Restoration Proposal could have the effect of repealing bylaw amendments which one or more stockholders of the Company may consider to be beneficial to them or to the Company. However, the Bylaw Restoration Proposal will not preclude the Board from reconsidering any repealed bylaw changes following the consent solicitation. We are not currently aware of any specific bylaw provisions that would be repealed by the adoption of the Bylaw Restoration Proposal.

WE URGE YOU TO CONSENT TO THE BYLAW RESTORATION PROPOSAL

PROPOSAL 2 – THE REMOVAL PROPOSAL

We are asking you to consent to the Removal Proposal to remove all current members of the Board. The following is the text of the Removal Proposal:

“RESOLVED, that (i) each of Charles V. Baltic III, Frederick W. Driscoll, Nick Glover, Daniel P. Gold, Tamar Howson, Sujay Kango, Thomas C. Reynolds and David M. Urso and (ii) each person nominated, elected or appointed to the Board of Directors of MEI Pharma, Inc. to fill any vacancy or newly-created directorship after July 17, 2023 and prior to the effectiveness of this resolution, be and hereby is removed.”

The Board is currently composed of eight (8) directors. The Board’s refusal to hold management accountable for its underperformance and value-destructive initiatives has left us with no choice but to seek Board change. We can no longer stand by, and we can no longer trust that this Board will act with the best interest of stockholders in mind. If stockholders consent to the Removal Proposal, all current directors will be removed from the Board.

Under Article III, Section 12 of the Bylaws, any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors, which the Company confirmed in its S-4 Registration Statement filed with the SEC on April 28, 2023 and in its amendment No. 1 to the S-4 Registration Statement filed with the SEC on June 5, 2023.

If a stockholder wishes to consent to the removal of certain of the members of the Board, but not all of them, or if such stockholder does not wish to approve the removal of any other person or persons elected or appointed to the Board on or after July 17, 2023, but prior to the effective date of the Proposals, such stockholder may do so by checking the appropriate “consent” box on the enclosed WHITE consent card and writing (1) the name of each such person that the stockholder does not wish to be removed and/or (2) “do not consent to removal of future directors. According to the [________], filed with the SEC on [______ __], 2023, as of the Record Date, there were [________] shares of Common Stock outstanding, each entitled to one consent per share.

The consent of the holders of at least [__] shares of outstanding voting securities would be necessary to effect the Removal Proposal. Therefore, [__] shares in addition to the 988,928 shares entitled to consent held by the Participating Stockholders will be needed to effect the Removal Proposal. If any stockholder consenting to the Removal Proposal writes in the name of any of Messrs. Baltic, Driscoll, Glover, Gold, Kango, Reynolds or Urso or Ms. Howson that such stockholder does not wish to be removed, then the total number of shares represented by any such WHITE consent card will be subtracted from the total number of shares consenting to the removal of such director pursuant to the Removal Proposal. In the event that holders of less than [__] shares of outstanding voting securities consent to the removal of any Messrs. Baltic, Driscoll, Glover, Gold, Kango, Reynolds or Urso or Ms. Howson, then such director will not be removed pursuant to the Removal Proposal. The actual number of consents necessary to effect the Proposals will depend on the facts as they exist on the Record Date.

The WHITE consent card delivered with this Consent Statement provides stockholders with the opportunity to adopt the Removal Proposal in part by designating the name(s) of any director(s) targeted for removal in this Removal Proposal whom such stockholder does not want removed from the Board.

WE URGE YOU TO CONSENT TO THE REMOVAL PROPOSAL

CONSENT PROCEDURES

Section 228 of the DGCL provides that, absent a contrary provision in a Delaware corporation’s certificate of incorporation, any action that is required or permitted to be taken at a meeting of the corporation’s stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and such consents are properly delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. MEI Pharma’s Amended and Restated Certificate of Incorporation (the “Charter”) does not contain any such contrary provision.

Under Article III, Section 12 of the Bylaws, any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors, which the Company confirmed in its S-4 Registration Statement filed with the SEC on April 28, 2023 and in its amendment No. 1 to the S-4 Registration Statement filed with the SEC on June 5, 2023.

The Bylaws also provide that, in order to determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date is fixed by the Board within such ten (10) day period, the record date for determining stockholders entitled to consent to corporate action, when no prior action by the Board is required by applicable law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation at its registered office in the state of Delaware or to its principal place of business to the attention of the Secretary of the Corporation. Delivery made to the registered office of the Corporation for this purpose shall be by hand or by certified or registered mail with return receipt requested. If no record date is so fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

For the Proposals to be effective, properly completed and unrevoked written consents must be delivered to MEI Pharma within 60 days of the earliest dated written consent delivered to MEI Pharma. The Participating Stockholders delivered a signed written consent to MEI Pharma on [______ __], 2023. Consequently, the Participating Stockholders will need to deliver properly completed and unrevoked written consents to the Proposals from the holders of a majority of the outstanding voting securities as of the close of business on the Record Date no later than [______ __], 2023. Nevertheless, we intend to set [______ __], 2023 as the goal for submission of written consents. WE URGE YOU TO ACT TODAY TO ENSURE THAT YOUR CONSENT WILL COUNT. The Participating Stockholders reserve the right to submit to MEI Pharma consents at any time within 60 days of the earliest dated written consent delivered to MEI Pharma.

If the Proposals become effective as a result of this consent solicitation by less than unanimous written consent, prompt notice of the Proposals will be given under Section 228(e) of the DGCL to stockholders who have not executed written consents. All stockholders will be notified as promptly as possible by press release of the results of this consent solicitation.

Under applicable Delaware law, none of the holders of Common Stock are entitled to appraisal rights in connection with any matter to be acted through this consent solicitation.

Revocation of Written Consents

An executed consent card may be revoked at any time by delivering a written consent revocation before the time that the action authorized by the executed consent becomes effective. Revocations may only be made by the holder that granted such consent. A revocation may be in any written form validly signed by the holder as long as it clearly states that the consent previously given is no longer effective. The delivery of a subsequently dated WHITE consent card that is properly executed will constitute a revocation of any earlier consent. The revocation may be delivered either to the Participating Stockholders, in care of InvestorCom, or to the principal executive offices of MEI Pharma. Although a revocation is effective if delivered to MEI Pharma, the Participating Stockholders request that either the original or photostatic copies of all revocations of consents be mailed or delivered to the Participating Stockholders, c/o InvestorCom, at the address set forth on the back cover of this Consent Statement, so that the Participating Stockholders will be aware of all revocations and can more accurately determine if and when sufficient unrevoked consents to the actions described in this Consent Statement have been received.

Procedural Instructions

You may consent to any of the Proposals on the enclosed WHITE consent card by marking the “CONSENT” box and signing, dating and returning the WHITE consent card in the envelope provided. You may also vote against consenting with respect to any of the Proposals on the enclosed WHITE consent card by marking the “AGAINST CONSENT” box, and signing, dating and returning the WHITE consent card in the envelope provided. You may abstain from consenting to any of the Proposals on the enclosed WHITE consent card by marking the “ABSTAIN” box and signing, dating and returning the WHITE consent card in the envelope provided.

If you sign, date and return the WHITE consent card, but give no direction with respect to certain of the Proposals, you will be deemed to consent to any such Proposal.

Please note that in addition to signing the enclosed WHITE consent card, you must also date it to ensure its validity.

WE URGE YOU TO CONSENT TO THE ALL OF THE PROPOSALS ON THE ENCLOSED WHITE CONSENT CARD.

SOLICITATION OF CONSENTS

The solicitation of consents pursuant to this consent solicitation is being made by the Participating Stockholders and the other Participants named herein. Consents may be solicited by mail, facsimile, telephone, Internet, in person and by advertisements.

The Participating Stockholders have entered into an agreement with InvestorCom for solicitation and advisory services in connection with this solicitation, for which InvestorCom will receive a fee not to exceed $[_], together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. InvestorCom will solicit consents from individuals, brokers, banks, bank nominees and other institutional holders. The Participating Stockholders have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold. The Participating Stockholders will reimburse these holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that InvestorCom will employ approximately [_] persons to solicit MEI Pharma stockholders as part of this solicitation.

The entire expense of this consent solicitation is being borne by the Participating Stockholders. Costs of this consent solicitation are currently estimated to be approximately $[_]. The Participating Stockholders estimate that through the date hereof its expenses in connection with this consent solicitation are approximately $[_]. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with the solicitation.

The Participating Stockholders intend to seek reimbursement from MEI Pharma of all expenses they incur in connection with the solicitation. The Participating Stockholders do not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The participants in this solicitation are Funicular Funds, LP (“Funicular”), Cable Car Capital, Jacob Ma-Weaver, Anson Funds Management LP (“Anson Management”), Anson Management GP LLC (“Anson GP”), Bruce R. Winson, Anson Advisors, Amin Nathoo, and Moez Kassam (each, a “Participant” and collectively, the “Participants”).

Funicular is a private investment partnership whose principal business is investing and trading in securities. Cable Car Capital is an investment adviser registered with the SEC. Its principal business is investment management. Mr. Ma-Weaver has sole discretionary authority over the accounts of Funicular. The principal business of Anson Management is investing in securities. The principal business of Anson Advisors is serving as an investment advisor to various private investment funds. The principal business of Anson GP is serving as the general partner of Anson Management. The principal business of Mr. Winson is serving as the principal of Anson Management and as the managing member of Anson GP. The principal business of Mr. Nathoo is serving as a director and the CEO, Secretary and Chief Compliance Officer of Anson Advisors. The principal business of Mr. Kassam is serving as a director and the Chief Investment Officer and President of Anson Advisors.

The principal business address for Funicular, Cable Car Capital and Mr. Ma-Weaver is 601 California Street, Suite 1151, San Francisco, California 94108. The principal business address for Anson Management, Anson GP and Mr. Winson is 16000 Dallas Parkway, Suite 800, Dallas, Texas 75248. The principal business address for Anson Advisors, Mr. Nathoo and Mr. Kassam is 155 University Ave, Suite 207, Toronto, ON, M5H 3B7.

As of the date of this filing, the Participants beneficially owned 988,928 shares of Common Stock.

Each Participant, as a member of a “group” with the other Participants for the purposes of Section 13(d)(3) of the Exchange Act, may be deemed to beneficially own the shares of Common Stock owned in the aggregate by all of the Participants. Each Participant disclaims beneficial ownership of the shares of Common Stock he or it does not directly own, except to the extent of his or its pecuniary interest therein. For information regarding purchases and sales of securities of the Company during the past two years by the Participants, see Schedule I.

On May 19, 2023, the Participants entered into the Group Agreement. Pursuant to the terms of the Group Agreement, the Participants agreed, among other things, to form the group for the purpose of working together to enhance stockholder value at the Company.

Certain of the Participants and their associates and affiliates may effect purchases of shares of Common Stock through margin accounts maintained for them with brokers, which extend margin credit as and when required to open or carry positions in their margin accounts, subject to applicable federal margin regulations, stock exchange rules and such firms’ credit policies. Positions in shares of Common Stock may be held in margin accounts and may be pledged as collateral security for the repayment of debt balances in such accounts. Such margin accounts may from time to time have debit balances. In addition, since other securities may be held in such margin accounts, it may not be possible to determine the amounts, if any, of margin used to purchase shares of Common Stock.

Except as set forth in this Consent Statement (including the Schedules hereto), (i) during the past 10 years, no Participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no Participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his or its associates or immediate family members was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no Participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on in this solicitation. With respect to each of the Participants, except as set forth elsewhere in this Consent Statement, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past 10 years.

There are no material proceedings to which any Participant in this solicitation or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

OTHER MATTERS AND ADDITIONAL INFORMATION

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” consent statements and annual reports. This means that only one copy of this Consent Statement may have been sent to multiple stockholders in your household. The Participating Stockholders will promptly deliver a separate copy of the document to you if you write to our solicitor, InvestorCom, at the following address or phone number: 19 Old Kings Highway S., Suite 130, Darien, CT 06820, (877) 972-0090 (Stockholders), (203) 972-9300 (Banks and Brokers). If you want to receive separate copies of our consent materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact our solicitor at the above address and phone number.

SPECIAL INSTRUCTIONS

If you were a record holder of shares of Common Stock as of the close of business on the Record Date for this consent solicitation, you may elect to consent to, vote against consenting to or abstain with respect to each Proposal by marking the “CONSENT,” “AGAINST CONSENT” or “ABSTAIN” box, as applicable, underneath each Proposal on the accompanying WHITE consent card and signing, dating and returning it promptly in the enclosed post-paid envelope.

IF A STOCKHOLDER EXECUTES AND DELIVERS A WHITE CONSENT CARD, BUT FAILS TO CHECK A BOX MARKED “CONSENT,” “AGAINST CONSENT” OR “ABSTAIN” FOR A PROPOSAL, THAT STOCKHOLDER WILL BE DEEMED TO HAVE CONSENTED TO THAT PROPOSAL, EXCEPT THAT THE STOCKHOLDER WILL NOT BE DEEMED TO CONSENT TO THE REMOVAL OF ANY DIRECTOR WHOSE NAME IS WRITTEN IN THE SPACE THE APPLICABLE INSTRUCTION TO THE REMOVAL PROPOSAL PROVIDES ON THE CARD.

YOUR CONSENT IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED WHITE CONSENT CARD AND RETURN IT IN THE ENCLOSED POST-PAID ENVELOPE PROMPTLY. YOU MUST DATE YOUR CONSENT IN ORDER FOR IT TO BE VALID. FAILURE TO SIGN, DATE AND RETURN YOUR CONSENT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PROPOSALS.

If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can execute a consent with respect to those shares of Common Stock and only on receipt of specific instructions from you. Thus, you should contact the person responsible for your account and give instructions for the WHITE consent card to be signed representing your shares. You should confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to InvestorCom at the address below, so that we will be aware of all instructions given and can attempt to ensure that those instructions are followed. If you have any questions or require any assistance in executing your consent, please call InvestorCom at the numbers listed below.

If you have any questions, require assistance in voting your WHITE consent card,

or need additional copies of the Participating Stockholders’ proxy materials,

please contact InvestorCom at the phone numbers listed below.

19 Old Kings Highway S.

Suite 130

Darien, CT 06820

MEIP@investor-com.com

Stockholders call toll free at (877) 972-0090

Banks and Brokers may call collect at (203) 972-9300

CERTAIN ADDITIONAL INFORMATION

WE HAVE OMITTED FROM THIS CONSENT STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN A CONSENT REVOCATION STATEMENT TO BE FILED BY THE COMPANY RELATING TO THE PROPOSAL DESCRIBED HEREIN BASED ON OUR RELIANCE ON RULE 14A-5(C) UNDER THE EXCHANGE ACT. THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS, INFORMATION CONCERNING EXECUTIVE COMPENSATION AND DIRECTOR COMPENSATION, INFORMATION CONCERNING THE COMMITTEES OF THE BOARD AND OTHER INFORMATION CONCERNING THE BOARD, INFORMATION CONCERNING CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, INFORMATION ABOUT THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND OTHER IMPORTANT INFORMATION. SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Consent Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

Jacob Ma-Weaver, Cable Car Capital LLC

Moez Kassam, Anson Advisors Inc.

[_______ __], 2023

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY
DURING THE PAST TWO YEARS

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Date of Purchase/Sale

FUNICULAR FUNDS, LP

Purchase of Common Stock	14,084*	03/15/2023
Purchase of Common Stock	22,702*	03/16/2023
Purchase of Common Stock	4,089*	03/21/2023
Purchase of Common Stock	9,376*	03/22/2023
Purchase of Common Stock	39,463*	03/23/2023
Purchase of Common Stock	12,309*	03/27/2023
Purchase of Common Stock	4,278*	04/04/2023
Purchase of Common Stock	24,97*	04/05/2023
Purchase of Common Stock	12,47*	04/06/2023
Purchase of Common Stock	2,342*	04/10/2023
Purchase of Common Stock	4,311*	04/11/2023
Purchase of Common Stock	2,588*	04/12/2023
Purchase of Common Stock	7,350*	04/17/2023
Sale of Common Stock	(0.40)[1]	04/17/2023
Purchase of Common Stock	25,149	04/20/2023
Sale of May 2023 Put Option ($5 Strike Price)	(102)[2]	04/24/2023
Purchase of Common Stock	911	04/27/2023
Sale of May 2023 Put Option ($5 Strike Price)	(5,000)[2]	04/27/2023
Sale of May 2023 Put Option ($5 Strike Price)	(388)[2]	04/27/2023
Sale of May 2023 Put Option ($5 Strike Price)	(1,001)[2]	05/01/2023
Purchase of Common Stock	14,000	05/16/2023
Purchase of May 2023 Call Option ($7 Strike Price)	1,260[3]	05/16/2023
Exercise of May 2023 Call Option ($7 Strike Price)	126,000[4]	05/18/2023

I-1

ANSON FUNDS MANAGEMENT LP

(Through the Anson Funds)

Purchase of Common Stock	2,409*	11/30/2021
Purchase of Common Stock	716*	11/30/2021
Purchase of Common Stock	488*	11/30/2021
Purchase of Common Stock	7,226*	11/30/2021
Purchase of Common Stock	2,148*	11/30/2021
Purchase of Common Stock	16,150*	12/02/2021
Purchase of Common Stock	3,750*	12/02/2021
Purchase of Common Stock	3,325*	12/02/2021
Purchase of Common Stock	11,250*	12/02/2021
Purchase of Common Stock	62,050*	12/02/2021
Purchase of Common Stock	12,775*	12/02/2021
Purchase of Common Stock	6,800*	12/02/2021
Purchase of Common Stock	1,400*	12/02/2021
Purchase of Common Stock	622*	12/28/2021
Purchase of Common Stock	2,388*	12/28/2021
Purchase of Common Stock	262*	12/28/2021
Purchase of Common Stock	67*	12/30/2021
Purchase of Common Stock	253*	12/30/2021
Purchase of Common Stock	25*	12/30/2021
Purchase of Common Stock	1,116*	12/31/2021
Purchase of Common Stock	4,187*	12/31/2021
Purchase of Common Stock	420*	12/31/2021
Purchase of Common Stock	35*	01/03/2022
Purchase of Common Stock	133*	01/03/2022
Purchase of Common Stock	13*	01/03/2022
Purchase of Common Stock	2,366*	03/16/2022
Purchase of Common Stock	9,203*	03/16/2022
Purchase of Common Stock	1,578*	03/16/2022
Purchase of Common Stock	457*	03/18/2022
Purchase of Common Stock	1,778*	03/18/2022
Purchase of Common Stock	305*	03/18/2022
Purchase of Common Stock	450*	03/22/2022
Purchase of Common Stock	1,750*	03/22/2022
Purchase of Common Stock	300*	03/22/2022
Purchase of Common Stock	1,050*	03/23/2022
Purchase of Common Stock	4,082*	03/23/2022
Purchase of Common Stock	700*	03/23/2022
Purchase of Common Stock	1,524*	03/24/2022
Purchase of Common Stock	5,925*	03/24/2022
Purchase of Common Stock	1,016*	03/24/2022
Purchase of Common Stock	1,017*	04/29/2022
Purchase of Common Stock	8,633*	04/29/2022
Purchase of Common Stock	3,844*	04/29/2022
Purchase of Common Stock	32,625*	04/29/2022
Purchase of Common Stock	441*	04/29/2022
Purchase of Common Stock	3,742*	04/29/2022
Purchase of Common Stock	1,332*	05/02/2022
Purchase of Common Stock	5,180*	05/02/2022
Purchase of Common Stock	888*	05/02/2022
Purchase of Common Stock	59*	05/03/2022
Purchase of Common Stock	231*	05/03/2022
Purchase of Common Stock	40*	05/03/2022
Purchase of Common Stock	12*	12/06/2022
Purchase of Common Stock	20,000*	12/06/2022
Purchase of Common Stock	5,514*	12/06/2022
Purchase of Common Stock	48*	12/06/2022
Purchase of Common Stock	80,000*	12/06/2022
Purchase of Common Stock	22,057*	12/06/2022
Purchase of Common Stock	635*	12/07/2022
Purchase of Common Stock	1,960*	12/07/2022
Purchase of Common Stock	2,540*	12/07/2022
Purchase of Common Stock	7,839*	12/07/2022
Purchase of Common Stock	2,317*	12/08/2022
Purchase of Common Stock	1,259*	12/08/2022
Purchase of Common Stock	9,268*	12/08/2022
Purchase of Common Stock	5,035*	12/08/2022
Purchase of Common Stock	1,106*	12/09/2022
Purchase of Common Stock	4,423*	12/09/2022
Purchase of Common Stock	7,276*	12/14/2022
Purchase of Common Stock	29,104*	12/14/2022
Purchase of Common Stock	7,506*	12/15/2022
Purchase of Common Stock	30,023*	12/15/2022
Purchase of Common Stock	1,154*	12/16/2022
Purchase of Common Stock	4,617*	12/16/2022
Purchase of Common Stock	2,359*	12/19/2022
Purchase of Common Stock	9,437*	12/19/2022
Purchase of Common Stock	1,616*	12/20/2022
Purchase of Common Stock	6,464*	12/20/2022
Purchase of Common Stock	3,867*	12/21/2022
Purchase of Common Stock	15,467*	12/21/2022
Purchase of Common Stock	53*	12/22/2022
Purchase of Common Stock	211*	12/22/2022
Purchase of Common Stock	3*	12/23/2022
Purchase of Common Stock	12*	12/23/2022
Purchase of Common Stock	1,995*	12/27/2022
Purchase of Common Stock	7,980*	12/27/2022
Purchase of Common Stock	1,444*	12/28/2022
Purchase of Common Stock	5,777*	12/28/2022
Sale of Common Stock	(29)*	02/23/2023
Sale of Common Stock	(2,757)*	02/23/2023
Sale of Common Stock	(15)*	02/23/2023
Sale of Common Stock	(1,441)*	02/23/2023
Sale of Common Stock	(112)*	02/23/2023
Sale of Common Stock	(10,660)*	02/23/2023
Sale of Common Stock	(61)*	02/23/2023
Sale of Common Stock	(5,764)*	02/23/2023
Sale of Common Stock	(748)*	02/23/2023
Sale of Common Stock	(8)*	02/23/2023
Sale of Common Stock	(2,502)*	02/24/2023
Sale of Common Stock	(1,308)*	02/24/2023
Purchase of Common Stock	131*	02/24/2023
Sale of Common Stock	(9,676)*	02/24/2023
Sale of Common Stock	(5,231)*	02/24/2023
Purchase of Common Stock	511*	02/24/2023
Sale of Common Stock	(679)*	02/24/2023
Purchase of Common Stock	88*	02/24/2023
Purchase of Common Stock	22*	03/02/2023
Purchase of Common Stock	3,827*	03/02/2023
Purchase of Common Stock	84*	03/02/2023
Purchase of Common Stock	14,881*	03/02/2023
Purchase of Common Stock	14*	03/02/2023
Purchase of Common Stock	2,551*	03/02/2023
Purchase of Common Stock	9,399*	03/03/2023
Purchase of Common Stock	36,552*	03/03/2023
Purchase of Common Stock	6,266*	03/03/2023
Purchase of Common Stock	3,799*	03/06/2023
Purchase of Common Stock	14,775*	03/06/2023
Purchase of Common Stock	2,533*	03/06/2023
Purchase of Common Stock	12,094*	03/07/2023
Purchase of Common Stock	47,031*	03/07/2023
Purchase of Common Stock	8,062*	03/07/2023
Purchase of Common Stock	1,800*	03/08/2023
Purchase of Common Stock	7,000*	03/08/2023
Purchase of Common Stock	1,200*	03/08/2023
Sale of Common Stock	(0.95)[1]	04/14/2023

I-2

__________________________

* Adjusted to reflect the effect of the 1-for-20 reverse stock split of the Company’s Common Stock, effective April 17, 2023.

1 Represents fractional shares liquidated pursuant to the reverse stock split.

2 Represents Shares underlying American-style put options sold short in the over-the-counter market. These put options expired worthless pursuant to their terms on May 19, 2023.

3 Represents Shares underlying American-style call options purchased in the over-the-counter market. These call options expired worthless pursuant to their terms on May 19, 2023.

4 Represents Shares acquired upon exercising American-style call options purchased in the over-the-counter market. These call options would have expired on May 19, 2023.

I-3

SCHEDULE II

The following is reprinted from the Company’s [____] filed with the Securities and Exchange Commission on [_____].

II-1

IMPORTANT

Tell your Board what you think! YOUR CONSENT IS VERY IMPORTANT, no matter how many or how few shares you own. Please “CONSENT” to each of the Proposals by taking three steps:

•	SIGNING the enclosed WHITE consent card,
•	DATING the enclosed WHITE consent card, and
•	MAILING the enclosed WHITE consent card TODAY in the envelope provided (no Postage is required if mailed in the United States).

If any of your shares are held in the name of a broker, bank, bank nominee, or other institution, only it can give consent for your shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to give consent either by toll-free telephone or by the Internet. You may also give consent by signing, dating and returning the enclosed WHITE consent card in the Postage-paid envelope provided, and to ensure that your consent is given for your shares, you should also contact the person responsible for your account and give instructions for a WHITE consent card to be issued representing your shares.

After signing the enclosed WHITE consent card, DO NOT SIGN OR RETURN MEI PHARMA’S CONSENT REVOCATION CARD UNLESS YOU INTEND TO CHANGE YOUR CONSENT INSTRUCTIONS, because only your latest dated consent card will be counted.

If you have previously signed and returned a [____] consent revocation card to MEI Pharma, you have every right to change your consent instructions. Only your latest dated consent card will count. You may cancel any consent revocation card already sent to MEI Pharma by signing, dating and mailing the enclosed WHITE consent card in the Postage-paid envelope provided or by giving consent by telephone or Internet. Any consent revocation may be cancelled at any time prior to our delivery of written consents to the Company.

If you have any questions concerning this Consent Statement, would like to request additional copies of this Consent Statement or need help giving consent for your shares, please contact our consent solicitor:

If you have any questions, require assistance in voting your WHITE consent card,

or need additional copies of the Participating Stockholders’ proxy materials,

please contact InvestorCom at the phone numbers listed below.

19 Old Kings Highway S.

Suite 130

Darien, CT 06820

MEIP@investor-com.com

Stockholders call toll free at (877) 972-0090

Banks and Brokers may call collect at (203) 972-9300

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED JULY 17, 2023

WHITE CONSENT CARD

CONSENT OF STOCKHOLDERS OF MEI PHARMA, INC. TO ACTION WITHOUT A MEETING:

THIS CONSENT IS SOLICITED BY CABLE CAR CAPITAL LLC, ANSON ADVISORS INC. AND THE OTHER PARTICIPANTS NAMED IN THEIR CONSENT SOLICITATION (COLLECTIVELY, THE “PARTICIPATING STOCKHOLDERS”)

THE BOARD OF DIRECTORS OF MEI PHARMA, INC.

IS NOT SOLICITING THIS CONSENT

C   O   N   S   E   N   T

Unless otherwise indicated below, the undersigned, a stockholder of MEI Pharma, Inc. (the “Company”) on July [_], 2023 (the “Record Date”), hereby consents pursuant to Section 228(a) of the Delaware General Corporation Law with respect to all shares of the Company’s common stock, $0.00000002 par value per share (the “Shares”) held by the undersigned to the taking of the following actions without a meeting of the stockholders of the Company:

IF NO BOX IS MARKED FOR A PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH PROPOSAL, EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO CONSENT TO THE REMOVAL OF ANY CURRENT DIRECTOR WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED. THE PARTICIPATING STOCKHOLDERS RECOMMEND THAT YOU CONSENT TO PROPOSALS 1 AND 2.

1.	Repeal any provision of the Fifth Amended and Restated By-Laws of the Company (the “Bylaws”) in effect at the time this proposal becomes effective, including any amendments thereto, which were not included in the Bylaws that were in effect and filed with the Securities and Exchange Commission on February 23, 2023.
☐	☐	☐
Consent	Against Consent	Abstain

2.	Remove without cause all members of the Company’s Board of Directors (the “Board”): Charles V. Baltic III, Frederick W. Driscoll, Nick Glover, Daniel P. Gold, Tamar Howson, Sujay Kango, Thomas C. Reynolds and David M. Urso and, in addition, any person nominated, elected or appointed to the Board to fill any vacancy on the Board or any newly-created directorships on or after July 17, 2023 and prior to the time that any of the actions proposed to be taken by this consent solicitation become effective.
☐	☐	☐
Consent	Against Consent	Abstain

INSTRUCTION: TO CONSENT, VOTE AGAINST CONSENTING OR ABSTAIN FROM CONSENTING TO THE REMOVAL OF ALL THE PERSONS NAMED IN PROPOSAL 2, CHECK THE APPROPRIATE BOX ABOVE. IF YOU WISH TO CONSENT TO THE REMOVAL OF CERTAIN OF THE PERSONS NAMED IN THE REMOVAL PROPOSAL, BUT NOT ALL OF THEM, CHECK THE “CONSENT” BOX ABOVE AND WRITE (1) THE NAME OF EACH SUCH PERSON YOU DO NOT WISH REMOVED AND/OR (2) “DO NOT CONSENT TO REMOVAL OF FUTURE DIRECTORS,” IN THE SPACE PROVIDED BELOW.

__________________________________________________________

Proposal 1 and Proposal 2 are not subject to, or conditioned upon, the effectiveness of one another.

IN THE ABSENCE OF DISSENT OR ABSTENTION BEING INDICATED ABOVE, THE UNDERSIGNED HEREBY CONSENTS TO EACH ACTION LISTED ABOVE.

IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED.

Date:

Signature of Stockholder

Signature (if held jointly)

Name and Title of Representative (if applicable)

IMPORTANT NOTE TO STOCKHOLDERS:

Please sign exactly as name appears hereon. If the Shares are held by joint tenants or as community property, both should sign. When signing as executor, administrator, trustee, guardian, or other representative, please give full title. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

THIS SOLICITATION IS BEING MADE BY THE PARTICIPATING STOCKHOLDERS AND NOT ON BEHALF OF THE COMPANY.

PLEASE SIGN, DATE AND MAIL YOUR CONSENT PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.